Exhibit 3.2

SECOND

AMENDED AND RESTATED

BYLAWS

OF

OCERA THERAPEUTICS, INC.

ARTICLE I

Stockholders

Section 1.1.    Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the board of directors of the Corporation (the “Board”) from time to time. Stockholders may, unless the certificate of incorporation of the Corporation (as amended and restated from time to time, the “Certificate of Incorporation”) otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

Section 1.2.    Special Meetings. Special meetings of stockholders of the Corporation, for any purpose or purposes, may be called only by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

Section 1.3.    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, personally, by mail or by electronic transmission (if permitted under the circumstances by the General Corporation Law of the State of Delaware, as amended (the “DGCL”)). If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 1.4.    Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with Section 1.3 of these bylaws (as amended from time to time in accordance with the provisions hereof, these “Bylaws”).

Section 1.5.    Quorum. Except as otherwise provided by applicable law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the Common Stock of the Corporation entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum shall attend.

Section 1.6.    Treasury Stock. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.7.    Organization. The president of the Corporation (the “President”) shall act as chairperson of meetings of stockholders. The Board may designate any other officer or director of the Corporation to act as chairperson of any meeting in the absence of the President, and the Board may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the President and such designee. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. The secretary of the Corporation (the “Secretary”) shall act as secretary of the meeting, but in his absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8.    Voting. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.

Section 1.9.    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.

Section 1.10.    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.11.    List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.12.    Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this Section 1.12, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

Board of Directors

Section 2.1.    Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by the Board, except as may be otherwise provided by law or in the Certificate of Incorporation. The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board. Directors need not be stockholders.

Section 2.2.    Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified or until his earlier death, resignation or removal. Any director may resign at any time upon written notice to the Board or to the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

Section 2.3.    Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

Section 2.4.    Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5.    Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6.    Quorum; Vote Required for Action. At all meetings of the Board one third of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.7.    Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.    Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

Committees

Section 3.1.    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation as shall be specified in the designating resolution creating such committee; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by these Bylaws to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 3.2.    Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1.    Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. As soon as practicable after the annual meeting of stockholders in each year, the Board shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.2.    Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

Stock

Section 5.1.    Certificates of Stock. Unless otherwise provided by resolution of the Board, the shares of the Corporation shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the foregoing, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, in any form approved by the Board, signed by the Chairman of the Board or the President or a Vice President of the Corporation and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. If the certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature appears on any such certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such officer, transfer agent or registrar at the date of its issue. Every holder of uncertificated shares shall be entitled to receive a statement of holdings as evidence of share ownership.

Section 5.2.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3.    Record Owners. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

Section 5.4.    Transfers of Stock. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if both the transferor and transferee request the Corporation to do so.

ARTICLE VI

Miscellaneous

Section 6.1.    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 6.2.    Seal. The Board may adopt a corporate seal. If adopted, the corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 6.3.    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 6.4.    Indemnification of Directors, Officers and Employees. The Corporation shall have power to indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.

Section 6.5.    Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 6.6.    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.7.    Construction. Unless the context otherwise requires, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws.

Section 6.8.    Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall, to the fullest extent permitted by law, be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws shall remain in full force and effect.

Section 6.9.    Amendment of Bylaws. These Bylaws may be adopted, amended, altered or repealed by the Board or by a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereon.

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